Exhibit 99.1

Citius Oncology, Inc. Reports Fiscal Year 2025 Financial Results and Provides Business Update

Cancer Immunotherapy, LYMPHIR™, launched in the U.S. in December 2025

Completed $36 million in strategic financings, of which $18 million was via private placement and concurrent registered direct offering on December 10, 2025, to strengthen cash position and support continued commercialization of LYMPHIR

CRANFORD, N.J., December 23, 2025 – Citius Oncology, Inc. (“Citius Oncology”) (Nasdaq: CTOR), the oncology-focused subsidiary of Citius Pharmaceuticals, Inc. (“Citius Pharma”) (Nasdaq: CTXR), today reported financial results for the fiscal year ended September 30, 2025, and provided a business update.

“2025 was a landmark year for Citius Oncology. With the U.S. commercial launch of LYMPHIR now underway, we have shifted from a pre-revenue to a revenue generating company,” said Leonard Mazur, Chairman and CEO of Citius Oncology and parent company Citius Pharmaceuticals. “Our focus now is on driving adoption, delivering value to patients, and realizing the full commercial potential of our first-in-class therapy. We intend to leverage our advanced AI-driven analytics to refine targeting, optimize field execution, and maximize commercial efficiency. In parallel, we have also begun laying the groundwork for international access with key distribution partners spanning 19 markets in Southern Europe and the Middle East via Named Patient Programs. These foundational efforts position us to scale and deliver sustained value to patients and shareholders alike.”

Fiscal Year 2025 Business Highlights and Subsequent Developments

●	Launched LYMPHIR™ (denileukin diftitox-cxdl), a novel IL-2 receptor-directed immunotherapy, in the U.S. in December 2025 for the treatment of adult patients with relapsed or refractory Stage I–III cutaneous T-cell lymphoma (CTCL) after at least one prior systemic therapy;

●	Executed service agreements with the three leading U.S. pharmaceutical wholesalers to distribute LYMPHIR to healthcare organizations, including major medical centers and specialized hospitals treating oncology patients, community oncology practices, and infusion centers throughout the U.S.;

●	Secured access to LYMPHIR in 19 international markets through regional distribution partners via Named Patient Programs (NPPs), marking the first step in the Company’s global access strategy; NPPs allow access to LYMPHIR where permitted by local law without constituting commercial approval outside the U.S.;

●	Announced a collaboration with Verix to deploy its Tovana AI-powered platform to enhance commercial targeting, real-time field execution, and provider engagement in support of LYMPHIR’s U.S. commercialization and adoption; and,

●	Announced promising preliminary results of an investigator-initiated Phase I clinical trial of pembrolizumab and LYMPHIR™ in cancer patients with recurrent solid tumors.

Fiscal Full Year 2025 Financial Highlights

●	Cash and cash equivalents of $3.9 million as of September 30, 2025;

●	Closed $36 million in gross proceeds from strategic financings during and after the fiscal year end:

o	Completed an $18 million (gross proceeds) concurrent registered direct offering and private placement on December 10, 2025;

o	Completed a $9 million (gross proceeds) concurrent registered direct offering and private placement on September 10, 2025; and,

o	Completed a $9 million (gross proceeds) public offering on July 17, 2025.

●	Received $1 million from Citius Pharma as a note payable;

●	R&D expenses were $6.4 million for the full year ended September 30, 2025, compared to $4.9 million for the full year ended September 30, 2024;

●	G&A expenses were $8.8 million for the full year ended September 30, 2025, compared to $8.1 million for the full year ended September 30, 2024;

●	Stock-based compensation expense was $8.3 million for the full year ended September 30, 2025, compared to $7.5 million for the full year ended September 30, 2024; and,

●	Net loss was $24.8 million, or ($0.34) per share for the fiscal year ended September 30, 2025 compared to a net loss of $21.1 million, or ($0.31) per share for the full year ended September 30, 2024.

About Citius Oncology, Inc.

Citius Oncology, Inc. (Nasdaq: CTOR) is a platform to develop and commercialize novel targeted oncology therapies. In December 2025, Citius Oncology launched LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Management estimates the initial market for LYMPHIR currently exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. For more information, please visit www.citiusonc.com.

About Citius Pharmaceuticals, Inc.

Citius Pharmaceuticals, Inc. (Nasdaq: CTXR) is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. Citius Pharma owns approximately 78% of Citius Oncology. In December 2025, Citius Oncology launched LYMPHIR, a targeted immunotherapy for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Citius Pharma’s late-stage pipeline also includes Mino-Lok®, a catheter lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A pivotal Phase 3 trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 trial. Citius Pharma is actively engaged with the FDA to outline next steps for both programs. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Oncology. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our need for substantial additional funds and our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; our ability to successfully commercialize LYMPHIR and establish a sustainable revenue stream; the estimated markets for LYMPHIR and our product candidates and the acceptance thereof by any market; our ability to secure strategic partnerships and expand international access to LYMPHIR; our ability to use the latest technology to support our commercialization efforts for LYMPHIR; physician and patient acceptance of LYMPHIR in a competitive treatment landscape; our reliance on third-party logistics providers, distributors, and specialty pharmacies to support commercial operations; our ability to educate providers and payers, secure adequate reimbursement, and maintain uninterrupted product supply; post-marketing requirements and ongoing regulatory compliance related to LYMPHIR; the ability of LYMPHIR and our product candidates to impact the quality of life of our target patient populations; risks relating to the results of research and development activities, including those from our existing and any new pipeline assets; our ability to procure cGMP commercial-scale supply; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to maintain Nasdaq’s continued listing standards; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; government regulation; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Oncology’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 23, 2025. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

CITIUS ONCOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2025 AND 2024

	2025	2024
Current Assets:
Cash and cash equivalents	$3,924,908	$112
Inventory	22,286,693	8,268,766
Prepaid expenses	1,331,280	2,700,000
Total Current Assets	27,542,881	10,968,878

Other Assets:
In-process research and development	73,400,000	73,400,000
Total Other Assets	73,400,000	73,400,000

Total Assets	$100,942,881	$84,368,878
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$13,234,684	$3,711,622
License payable	22,650,000	28,400,000
Accrued expenses	4,093,124	—
Due to related party	9,513,771	588,806
Total Current Liabilities	49,491,579	32,700,429

Deferred tax liability	2,784,960	1,728,000
Note payable to related party	3,800,111	3,800,111
Total Liabilities	56,076,650	38,228,540
Stockholders’ Equity:
Preferred stock - $0.0001 par value; 10,000,000 shares authorized: no shares issued and outstanding	—	—
Common stock - $0.0001 par value; 400,000,000 and 100,000,000 shares authorized at September 30, 2025 and 2024, respectively; 83,513,442 and 71,552,402 shares issued and outstanding at September 30, 2025 and 2024, respectively	8,351	7,155
Additional paid-in capital	108,897,836	85,411,771
Accumulated deficit	(64,039,956)	(39,278,587)
Total Stockholders’ Equity	44,866,231	46,140,339
Total Liabilities and Stockholders’ Equity	$100,942,881	$84,368,878

CITIUS ONCOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024

	2025	2024
Revenues	$—	$—
Operating Expenses:
Research and development	6,418,334	4,925,001
General and administrative	8,783,997	8,148,929
Stock-based compensation – general and administrative	8,320,419	7,498,817
Total Operating Expenses	23,522,750	20,572,747

Operating loss	(23,522,750)	(20,572,747)

Other Income (Expense)
Interest income	36,373	—
Interest expense	(218,032)	—
Total Other Income (Expense), Net	(181,659)	—

Loss before Income Taxes	(23,704,409)	(20,572,747)
Income tax expense	1,056,960	576,000

Net Loss	$(24,761,369)	$(21,148,747)

Net Loss Per Share – Basic and Diluted	$(0.34)	$(0.31)

Weighted Average Common Shares Outstanding – Basic and Diluted	73,267,969	68,053,607

CITIUS ONCOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024

	2025	2024
Cash Flows From Operating Activities:
Net loss	$(24,761,369)	$(21,148,747)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation expense	8,320,419	7,498,817
Deferred income tax expense	1,056,960	576,000
Changes in operating assets and liabilities:
Inventory	(12,649,207)	(2,133,871)
Prepaid expenses	-	(1,100,000)
Accounts payable	9,523,062	2,422,577
Accrued expenses	4,093,124	(259,071)
Due to related party	8,924,965	14,270,648
Net Cash (Used in) Provided By Operating Activities	(5,492,046)	126,353

Cash Flows From Investing Activities:
License payments	(5,750,000)	(5,000,000)
Net Cash Used In Investing Activities	(5,750,000)	(5,000,000)

Cash Flows From Financing Activities:
Net proceeds from issuance of common stock	15,166,842	-
Cash contributed by parent	-	3,827,944
Merger, net	-	(2,754,296)
Proceeds from issuance of note payable to related party	-	3,800,111
Net Cash Provided By Financing Activities	15,166,842	4,873,759
Net Change in Cash and Cash Equivalents	3,924,796	112
Cash and Cash Equivalents – Beginning of Year	112	-
Cash and Cash Equivalents – End of Year	$3,924,908	$112
Supplemental Disclosures of Cash Flow Information and Non-cash Activities:
IPR&D Milestones included in License Payable	$-	$28,400,000
Capital Contribution of due to related party by parent	$-	$33,180,961
Net Prepaid Manufacturing transferred to Inventory	$1,368,720	$6,134,895
Interest Paid	$187,389	$-